Exhibit 23.7

CONSENT OF WOOD CANADA LIMITED,
FORMERLY KNOWN AS Amec Foster Wheeler Americas Limited

The undersigned hereby consents to the inclusion in or incorporation by reference in (i) the Form 10-K of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended November 30, 2019 and (ii) the registration statements on Form S-3 (No. 333-220484 and No. 333-234164) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149 and No. 333-234417) (the “Registration Statements”) of Trilogy Metals Inc. filed with the SEC, of references to Wood Canada Limited’s name (formerly known as Amec Foster Wheeler Americas Limited) and to the use of the technical report titled “Arctic Project, Northwest Alaska, USA NI 43-101 Technical Report on Pre-Feasibility Study” dated effective February 20, 2018 and released April 6, 2018 (the “Technical Report”), and the use of scientific and technical information, including any reserve estimates, from sections of the Technical Report prepared by Wood (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: February 7, 2020
On behalf of: Wood Canada Limited, formerly known as Amec Foster Wheeler Americas Limited

\s\ Greg Gosson
Name: Greg Gosson Title: Manager, Consulting Canada